SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    June 7, 2008

TRADESHOW PRODUCTS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	333-135805	20-3336498
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1590 South Lewis
Anaheim, CA  92805
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 458-1145
 (ISSUER TELEPHONE NUMBER)

1920 E. Hallandale Beach Blvd., Suite 708
Hallandale, Florida  33009
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

[Missing Graphic Reference]
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Acquisition of Assets

Effective April 1, 2008 Tradeshow Products Inc. (“Buyer”) acquired from Employment Systems, Inc. (”Seller”) certain client contracts including related obligations and certain office equipment leases.  The consideration paid was $100,000 plus 3% of the gross payroll each month, for as long the clients remain with the seller, or $15,000 per month for sixty (60) months, whichever is greater.  Ten thousand dollars ($10,000) monthly of the purchase price shall be paid by the Buyer to the appropriate tax collection authority to pay down an existing ESI tax lien.  The remaining amount of the monthly purchase price will be used to discharge the Seller’s debt obligations to the Buyer.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Exhibits

10.01  Purchase Agreement
                9.1    New Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tradeshow Products, Inc.

By:	/s/ David Goldberg
David Goldberg, President

Dated: June 25, 2008